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                                                                  EXHIBIT 10.13


                             JEFFERIES GROUP, INC.

                                 UNITED KINGDOM

                           CAPITAL ACCUMULATION PLAN
                               FOR KEY EMPLOYEES

                                 DECEMBER 1996


1       PURPOSE OF THE PLAN

        The purposes of the Jefferies Group, Inc. United Kingdom Capital Accumulation Plan for Key Employees (the "Plan") are to advance the interests of the Company and to increase stockholder value by providing certain of the Company's officers and other key employees who are working in the United Kingdom with an incentive to acquire and increase their proprietary interest in the Company, and by providing an additional programme that will help to attract and retain qualified officers and key employees.

2       DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

        2.1 "Available Shares" means the shares of Common Stock purchased by the Company in the open market for purposes of the Plan, designated as such by the Committee, which are held by the Company at any one time and over which Options have not previously been granted to any Participant under the Plan, subject to Section 5.1.

        2.2 "Beneficiary" means the beneficiary or beneficiaries designated by a Participant, pursuant to the terms of the Plan, to receive the amounts, if any, payable following the death of such Participant, and to exercise Options following the death of such Participant.

        2.3     "Board" means the Board of Directors of Jefferies Group, Inc.

        2.4 "Cash Balance Account" and "Profit-Based Deferred Compensation Account" means the memorandum accounts established for a Participant in accordance with Section 7.

        2.5 "Committee" means the Compensation Committee of the Board and such other committee of persons nominated by the Compensation Committee and delegated authority under Section 3.3 hereof.

        2.6 "Common Stock" means the Common Stock of the Company, $0.01 par value, and such other securities as may be substituted for Common Stock or such other securities pursuant to Section 7.8.

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        2.7     "Company" means Jefferies Group, Inc., its subsidiaries and affiliates, if any, unless used in conjunction with "Common Stock", in which case it means Jefferies Group, Inc.

        2.8     "Director" means a member of the Board.

        2.9 "Disability" means the inability to substantially perform the usual duties of the person's occupation by reason of a medically determinable physical or mental impairment which can be expected to be of long, continued and indefinite duration, as determined by the Committee.

        2.10 "Enrolment Period" means the thirty-day period, or other period specified by the Committee, following notification by the Committee of an officer's or other key employee's selection in respect of a given calendar year to become a Participant in the Plan. The Committee may, in its discretion, require that the Enrolment Period with respect to any calendar year will expire six months or more before the time Options will first be granted to a Participant under Section 7.4 hereof in such year, in order to comply with Rule 16b-3(d)(1)(i) (or a successor to such Rule) promulgated under the Securities Exchange Act. In any case the Enrolment Period shall end prior to the commencement of the year to which the Plan Election relates or, in the case of an employee joining the Company or transferring to the United Kingdom, the Enrolment Period shall end prior to his commencing employment.

        2.11 "Exercise Price" means the price per share payable by a Participant on the exercise of an Option to acquire shares which the Exercise Price shall equal seventeen percent (17%) of the average cost per Share (as determined by the Committee) incurred by the Company in purchasing the Available Shares as at the date on which that Option is granted.

        2.12 "Fair Market Value", as of any date, means the mean of the closing bid/ask prices of the Common Stock as reported on the NASDAQ National market as determined on a daily basis and averaged over the day as of which the valuation is to be made and the four trading days immediately prior thereto.

        2.13 "Investment Letter" means a letter, in a form approved by the Committee, by which a Participant makes such representations and agreements as the Committee may deem advisable in order to ensure that the Plan and transactions thereunder comply with applicable United States, United Kingdom and other laws and regulations.

        2.14 "Option" means a right to acquire Shares granted under the Plan, which right is granted to a Participant under the provisions of the Stock Ownership Plan as a Non-Qualified Stock Option (as defined under the Stock Ownership Plan).

        2.15 "Option Divisor" means the number resulting when the Exercise Price of Options to be granted on a given date is subtracted from eighty-five percent (85%) of the average cost per share of Available Shares designated as of that date. For the purposes of calculating the Option Divisor, the average cost per share of Available Shares shall be converted to sterling using the average exchange rate, as determined by the Committee, for the quarter that includes the date on which the Option Divisor is being determined.


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        2.16    "Participant" means an officer or other key employee of the
Company who has been selected for participation by the Committee and who has executed a Plan Election for a given calendar year.

        2.17 "Plan" means the Jefferies Group, Inc. United Kingdom Capital Accumulation Plan for Key Employees.

        2.18 "Plan Election" means an agreement filed during the Enrolment Period in respect of any calendar year that constitutes an election to (a) become a Participant in the Plan in respect of such year; (b) forgo receipt of annual compensation; and (c) accept the terms and conditions of the Plan in connection with such forgoing.

        2.19 "Plan Term" means the period commencing on 1 January in any calendar year in respect of which a Plan Election has been filed ("the commencement date") and ending on 15 February immediately following the fourth anniversary of the commencement date (where the Participant has so elected) or 15 February immediately following the fifth anniversary (where the Participant has so elected) or 15 February immediately following the six anniversary of the commencement date (where the Participant has so elected); provided, however, that the expiration of the Plan Term will be accelerated to an earlier date in the circumstances set forth in Sections 6.6, 8.4, 8.7 and 17.2.

        2.20 "Registration Statement" means the form required under the United States Securities Act of 1933, as amended, pursuant to which any offer or sale of Common Stock or other securities of the Company may be registered for purposes of this Plan.

        2.21 "Reporting Person" means a Participant who is then subject to the reporting requirements of Section 16(a) of the Securities Exchange Act with respect to equity securities of the Company.

        2.22    "Rules" means the rules of the Plan as set out herein.

        2.23 "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

        2.24    "Share" means a share of Common Stock.

        2.25 "Stock Ownership Plan" means the Jefferies Group, Inc. 1993 Stock Ownership and Long-Term Incentive Plan.

        2.26 "Valuation Date" means the last day of a fiscal month or year of the Company as determined by the Committee under uniform rules, immediately preceding a distribution under the Plan.

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3       ADMINISTRATION

        3.1 The Plan shall be administered and interpreted by the Committee. Where an Option is granted in accordance with these Rules of the Stock Ownership Plan shall also apply in connection with the Option, and if there is any doubt as to which rules apply in particular circumstances these Rules shall take precedence, except to the extent that these Rules may contravene the Stock Ownership Plan.

        3.2 The Committee shall have the authority to (a) establish such additional rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select in its absolute discretion the officers and other key employees of the Company who are working in the United Kingdom to participate in the Plan; (c) engage such professional advisors, who may or may not already be rendering services to the Company, as it shall require or may deem advisable for purposes of the Plan, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan; (d) determine amounts to be credited to Participant memorandum accounts; and (e) make any other determination or take any other action that the Committee is authorised to take under the Plan or that the Committee may deem necessary or desirable for the administration of the Plan.

        3.3 The Committee may delegate to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, in respect of officers and key employees who are not Reporting Persons and who are eligible under Section 4 hereof, to perform all functions of the Committee under the Plan other than those specifically excluded by the terms of such delegation.

        3.4 Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members, pursuant to any authority duly delegated to any such member) arising out of or in connection with the Plan shall be within the absolute discretion of any or all of them, as the case may be and shall be final, binding and conclusive on the Company and all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns (subject to the terms of any Committee delegation).

4       ELIGIBILITY

        4.1 Officers and other key employees of the Company who are, at the time of selection, working in the United Kingdom and who are responsible for or contribute to the management, growth and profitability of the business of the Company are eligible to participate in the Plan, subject to their selection by the Committee and provided that such individual elects irrevocably to forgo annual compensation pursuant to the terms of the Plan, and agrees (a) to execute such documents and (b) to accept such restrictions, including, but not limited to, the execution of an Investment Letter, as the Committee, in its sole discretion, may require.

        4.2 Participation in any given year does not guarantee selection by the Committee for participation in any subsequent year. Eligible officers and other key employees selected for participation will be notified each year of their selection by the Committee.

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5       SHARES RESERVED FOR ISSUANCE UNDER THE PLAN IN CONJUNCTION WITH THE
        STOCK OWNERSHIP PLAN

        5.1 Shares issued under the Plan shall be counted against shares available under the Stock Ownership Plan. Neither new nor treasury shares of Company's Common Stock held as of the date of adoption of the Plan shall be used or reserved for issuance under the Plan. Shares will not be deemed Available Shares under the Plan if and to the extent that such shares exceed the limitation on shares available under the Stock Ownership Plan.

        5.2 The Company shall, from time to time, purchase Shares in the open market during the term of the Plan for issuance to Participants on exercise of Options in accordance with the terms hereof and of the Stock Ownership Plan. The Company will specifically designate all such Shares at the time they are purchased as Available Shares having been purchased for the purpose of granting Options under the Plan; provided, however, that prior to exercise by Participants of Options granted under the Plan, any such Available Shares so purchased shall be the sole property of the Company, and no Participant or Beneficiary shall have any right, title or interest whatsoever in or to any such Shares.

        5.3 The acquisition of Common Stock, as described herein, will be made on behalf of the Company solely under the direction of the Committee, subject to applicable law.

6       FORGOING OF COMPENSATION

        6.1 Each officer or other key employee selected for participation in the Plan may elect to participate by executing and filing a Plan Election with the Committee during the Enrolment Period, in a form and manner approved by the Committee.

        6.2 The Plan Election shall indicate the amount the Participant is required to forgo pursuant to the Plan and the Plan Term.

        6.3 The amount that must be forgone by any Participant for any calendar year, shall be an amount equal to the sum of (a) 10% of the first 200,000 pound sterling of the Participant's annual compensation in respect of duties performed in the United Kingdom, plus (b) 15% of the next 200,000 pound sterling of the Participant's annual compensation in respect of duties performed in the United Kingdom, plus (c) 20% of the Participant's annual compensation over 400,000 pound sterling in respect of duties performed in the United Kingdom. The preceding notwithstanding, the Committee may set a limit on the amount of compensation which may be deferred in a year.

        6.4 In the event an officer or other key employee does not elect to participate or otherwise does not file a Plan Election within the Enrollment Period in respect of a calendar year, such officer or other key employee shall not be a Plan Participant in respect of such a calendar year but such event will have no effect on Plan Elections filed in prior or subsequent years, if any.

        6.5 The election to forgo annual compensation pursuant to a Plan Election, once made, is irrevocable and not subject to cancellation by the Participant for any reason whatsoever, including, but not limited to, upon termination of the Participant's employment,



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except as expressly provided herein. However, the Committee may consider a written request by a Participant, to discontinue participation in the Plan for a particular Plan Term based on an emergency or other unforeseen circumstance which causes substantial economic hardship to the Participant. The Committee shall retain sole and absolute discretion to determine whether a Participant's request to discontinue participation shall be granted, and the terms and conditions, if any, including, but not limited to, whether any accrued amounts will be paid out prior to the expiration of the Plan Term and the timing and amount thereof, a financial penalty imposed, or reimbursement required of any cost incurred by the Company to process the request (which penalty or reimbursement shall not exceed the amounts accrued to the Participant's Plan accounts under Section 7.3, 7.6 and 7.7), on which the request shall be granted. The Committee's decision to allow one Participant to discontinue participation in the Plan shall not require the Committee to act similarly with respect to a request by any other Participant, whether or not such Participant is in similar circumstances or assert the same or similar reasons for such relief. On electing irrevocably to forgo annual compensation pursuant to the Plan a Participant shall have no rights whatsoever in respect of the amount forgone except as provided in the Plan (including Section 8.7 hereof).

        6.6 Notwithstanding anything to the contrary set forth above in this Section 6, the Committee may modify the terms of the Plan Election, Enrolment Period or Plan Term, if the Committee believes that such modifications are necessary in order to comply with the rules and regulations of the United States Securities and Exchange Commission, or any other governmental authority, or otherwise to assure that the purposes and objectives of the Plan are met.

7       PLAN ACCOUNTS

        7.1 The Company shall maintain two memorandum accounts for each Participant under the Plan. These shall consist of a Cash Balance Account and a Profit-Based Deferred Compensation Account.

        7.2 Forty percent (40%) of the compensation forgone by a Participant shall be credited to the Participant's Cash Balance Account as of the date such compensation would have been paid to the Participant had it not been forgone pursuant to the terms of the Plan. The remaining sixty percent (60%) of the compensation forgone by a Participant shall be credited to the Participant's Profit-Based Deferred Compensation Account as of the date such compensation would have been paid to the Participant had it not been forgone pursuant to the terms of the Plan.

        7.3 At the end of each calendar quarter, the Company shall credit each Cash Balance Account with interest equal to the amount determined by multiplying (a) the average percentage the Company paid on its margin accounts carrying credit balances during such calendar quarter, by (b) the daily weighted average amount of such Cash Balance Account (such weighted average to be determined by adding the amounts in the Participant's Cash Balance Account on each day during such quarter and dividing the total so obtained by the number of days in such quarter); provided, however, that interest will be credited only if there shall exist a balance in the Cash Balance Account on the last day of such calendar quarter.
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        7.4     If there shall exist a balance in the Cash Balance Account of any Participant on the last day of any calendar quarter, the Committee shall grant Options to the Participant over Common Stock such that the whole number of Shares over which Options are granted is calculated by dividing that balance in the Cash Balance Account by the Option Divisor. Notwithstanding the foregoing, if the aggregate number of Options that would otherwise be granted to all Participants pursuant to this section would exceed the number of Available Shares, then the aggregate number of Options to be granted to all Participants shall be limited to the number of Available Shares and such aggregate number of Options shall be granted on a pro rata basis, based on the respective balance in the Cash Balance Account of each Participant.

        7.5 Each Participant's Cash Balance Account shall be reduced on the last day of each calendar quarter by an amount equal to the product of the number of Shares over which Options were granted to the Participant on that date and the Option Divisor. If, after such reduction, any balance remains in the Cash Balance Account, such balance shall be carried forward to the next occasion on which options are granted by the Committee notwithstanding that the Participant may not have filed an election in respect of the year in which that occasion may fall.

        7.6 The Company shall credit each Participant's Cash Balance Account with an amount determined by multiplying the number of Shares over which Options have been granted to the Participant in respect of such Cash Balance Account and remain outstanding on the record date for a dividend or distribution, other than a dividend or distribution in the form of Common Stock, by an amount equal to the sterling equivalent amount of cash dividends (as determined by the Committee) declared per Share, as of the date of payment of such dividends or distribution, using the exchange rate for that date.

        7.7 Until the end of the third calendar year following the year compensation is forgone, the Company shall credit or charge as the case may be the Profit-Based Deferred Compensation Account of each Participant, as of the last day of each fiscal year, with an amount of deemed "interest" determined by multiplying (a) 85% of the fully-diluted earnings per share or loss per share as the case may be of the Company's Common Stock for such fiscal year divided by the Fair Market Value of the Common Stock determined as of the last trading day of the preceding fiscal year by (b) the daily weighted average amount of such Profit-Based Deferred Compensation Account (such weighted average to be determined by adding the amounts in the Participant's Profit-Based Deferred Compensation Account on each day during such fiscal year and dividing the total so obtained by the number of days in such fiscal year). After the end of the third calendar year following the year compensation is forgone, amounts credited to the Profit-Based Deferred Compensation Account will be credited, as of the last day of each fiscal year of the Company, with deemed interest at an annual percentage rate equal to (i) the one- or two-year Treasury note rate (depending upon the number of years remaining in the stated Plan Term), as of [the last day of the third calendar year following the year the compensation is forgone], plus
(ii) 100 basis points. The foregoing notwithstanding, no interest will be credited for any calendar year under the Section 7.7 unless there shall exist a balance in the Profit-based Deferred Compensation Account on the last day of such calendar year.

        7.8 If there shall be any other change in the number or kind of outstanding shares of the Company's Common Stock as a result of a stock split, dividend or distribution in


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the form of property other than cash, recapitalization, combination of shares, merger, consolidation or otherwise, the number and kind of Shares over which Options have been granted to each Participant and the Exercise Price thereof shall be equitably adjusted (as determined by the Committee in its sole discretion) to reflect such event. In such case, the average cost per share of Available Shares, if any, on the date of such event shall also be equitably adjusted for purposes of calculating the number of Shares over which Options may be granted to a Participant pursuant to Section 7.4 above.

        7.9 Once a Cash Balance Account or Profit-Based Deferred Compensation Account has been established in respect of any Participant, or an Option has been granted to such Participant, such accounts and Options cannot be withdrawn or cancelled by any unilateral action of the Company; provided, however, that the establishment and maintenance of, or credits to, such memorandum Accounts shall not entitle any Participant or his Beneficiary to any right, title or interest in or to any specific asset of the Company. A Participant will not forfeit Options solely because of a termination of the Participant's employment (although the termination of the Plan Term may occur in accordance with Section 8.6, which may also accelerate the expiration of an Option).

8       PAYMENT AT THE END OF THE PLAN TERM

        8.1 Within two months after the end of the applicable Plan Term (including an accelerated expiration as provided under Section 6.6,8 and 17.2), a Participant shall be entitled to exercise the Options granted to him under this Plan in respect of such Plan Term in accordance with the procedures set out in the Stock Ownership Plan, rules under the Plan and the Option agreement. No Option shall be exercisable under any circumstances prior to the expiration of the Plan Term in respect of which the Option was granted, and such Option may be exercised following the expiration of the Plan Term for a period of (i) two months if the Plan Term expires at the stated expiration date specified by the Participant in his or her Plan Election or earlier following the death or disability of the Participant or under Section 17.2, or (ii) fourteen days if the Plan Term expires due to the acceleration by the Committee in the event of hardship of the Participant or otherwise in its discretion under Section 8.6 or
8.7. The Option will lapse at the end of the specified exercise period following expiration of the Plan Term.

        8.2 Notwithstanding the provisions of Section 8.3 below if there is sufficient balance in the Profit Based Deferred Compensation Account and/or the Cash Balance Account at the end of the Plan Term after deduction of all or any amounts required to be deducted in accordance with Section 10.3, a Participant may elect for the Exercise Price in respect of the Option granted to him under the Plan to be deducted by the Company from the proceeds of the cash payment referred to in section 8.3 in satisfaction of the Exercise Price payable by him.

        8.3 As soon as practicable after exercise of a Participant's Options granted under this Plan in connection with a Cash Balance Account relating to a specified Plan Term (or upon expiration of such Options unexercised), such Participant shall be entitled to receive from the Company an amount in cash equal to the sum of (a) the balance in such Cash Balance Account, if any, and
(b) the balance in his Profit-Based Deferred Compensation Account, if any, relating to such Plan Term. In the event that cash payments due under this
Section 8.3 are not

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made within fourteen days after the Participant has exercised his Options, the
Cash Balance Account and the Profit-Based Deferred Compensation Account shall accrue interest from the day after the end of the Plan Term until the date on which payment is made at a rate equal to the amount which the Company paid on its margin accounts carrying credit balances during that period. The foregoing notwithstanding, distributions shall be made following the death or Disability of the Participant in accordance with Section 8.4.

        8.4 In the event of a Participant's death or Disability prior to the stated expiration of a Plan term, the Plan Term in respect of such Participant will expire at the end of the calendar year during which such death or disability occurred. In such case, the Participant, the Participant's Beneficiary, or the Participant's estate, as may be appropriate, shall be entitled to exercise the Options granted to the Participant under this Plan in respect of such Plan Term during the period specified in Section 8.1, and to receive from the Company, as soon as practicable thereafter, an amount in cash equal to the balance in his Cash Balance Account, if any and, as soon as practicable after the determination of the fully diluted earnings or loss per share for the fiscal year in which such death or Disability occurred, an amount in cash equal to the balance in his Profit-Based Deferred Compensation Account, if any. In the event that cash payments due under this Section 8.4 are not made by April 15 of the year following expiration of the Plan term, the Cash Balance Account and the Profit-Based Deferred Compensation Account shall accrue interest from the day after the expiration of the Plan Term until the date on which payment is made at the rate specified in Section 8.3 above.

        8.5 If a Participant's employment with the Company shall terminate for any reason prior to the end of a Plan Term (other than by reason of death or Disability), then the Participant shall, unless otherwise determined by the Committee, as hereinafter provided, continue to be bound by and be subject to, all the terms and provisions of the Plan.

        8.6 Notwithstanding the provisions of Section 8.5 above the Committee shall have the right in its sole discretion to accelerate the end of a Plan Term, with respect to all Plan Terms of a Participant whose employment with the Company terminates other than due to death or Disability, to the last day of the calendar quarter during which such termination occurs or to any subsequent date deemed appropriate by the Committee. The date determined by the Committee shall be deemed to be the expiration of the Plan Term with respect to all such Plan Terms of the Participant, and a distribution shall be made pursuant to Section 8.3 above.

        8.7 In the event of hardship, change in tax laws or other unforeseen circumstances, the Committee may in its absolute discretion accelerate the expiration of any Plan Term of any Participant to the last day of any calendar quarter, in which case, the date determined by the Committee shall be deemed to be the expiration of the Plan Term with respect to any or all such Plan Terms of the Participant, and a distribution shall be made pursuant to Section 8.3 above.

        8.8     In the event that the Committee so determines pursuant to
Section 8.6 or 8.7, above the Committee shall notify the Participant of the date which is deemed to be the expiration of a specified Plan Term on or before that date, and the Participant shall be entitled to exercise the Options granted to him under this Plan in accordance with the Section 8.1 above.

        8.9 Notwithstanding the preceding, if so required to comply with Securities Exchange Act Rule 16b-3 no shares of Common Stock acquired upon exercise of an Option may be sold by any Participant who is a Reporting Person less than six months after the grant of the Option unless such shares may be disposed of by such Reporting Person without incurring liability under Section 16(b) of the Securities Exchange Act of 1934.

9.      UNFUNDED PLAN

        The Plan is intended to constitute an "unfunded" plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. To the extent that any person acquires a right to receive payments from the Company pursuant to this Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of any unsecured general creditor of the Company.

10.     MISCELLANEOUS PROVISIONS RELATED TO PARTICIPANTS

        10.1 Participation in the Plan shall not be construed as giving a Participant the right to be retained in the employ of the Company. The Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan. No Participant or other person shall have any claim to participate, and there is no obligation for uniformity of treatment of Participants or of a Participant's Beneficiary.

        10.2 Nothing under the Plan, unless otherwise provided in the Plan, shall entitle a Participant to any dividend, voting or other right of a stockholder unless and until the date of delivery under the Plan of the Shares acquired on exercise of Options.

        10.3 A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of payments or distributions hereunder to such Participant or Option exercises by Participants, and any taxes (including Social Security contributions) required by law to be paid or withheld in respect of compensation forgone under the Plan. At the election of a Participant, the Committee may withhold shares or accept the transfer of shares to the Company, in such amounts as are equivalent to the Fair Market Value of any withholding obligation arising at the end of the Plan Term.

        10.4 No right to any amount payable at any time under the Plan may be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as expressly provided herein or as may otherwise be required by law. No Option or other right which may constitute a "derivative security" within the general definition of Rule 16a-1(c)(3) under the Securities Exchange Act shall be transferable by a Participant other than by will or the laws of descent and distribution and any such Options or other right shall be exercisable during the lifetime of the Participant only by the Participant or his guardian or legal representative.

11      DESIGNATION OF BENEFICIARIES

        Each Participant may file and maintain with the Company a written designation of one or more persons as the Beneficiary or Beneficiaries who shall be entitled to receive payments or distributions, if any, of cash payable or to exercise Options under the Plan upon the Participant's death. If no such designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant or if such designation conflicts with the law, the Participant's estate shall be entitled to receive such payment, if any, payable and to exercise Options under the Plan upon the Participant's death.

12      EFFECT ON OTHER PLANS

        Neither the adoption of the Plan nor anything contained in the Plan shall prevent the Company from adopting or continuing other or additional compensation arrangement or discontinuing or terminating such arrangements, and such other arrangements as may be either generally applicable or applicable only in specific cases.

13      PLAN EXPENSES

        The Company shall pay the fees and expenses of accountants, counsel, agents and other personnel and all other costs of administration of the Plan, including brokerage commissions and other costs of repurchasing shares pursuant to Section 5.2.


14      SEVERABILITY

        If any provision of the Plan or any Plan Election is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Plan Election under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or a Plan Election, such provision shall be stricken as to such jurisdiction or Participant and the remainder of the Plan and any such Plan Election shall remain in full force and effect.

15      GOVERNING LAW

        The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Plan Election shall be determined in accordance with the laws of the State of Delaware and applicable U.S. federal law.

16      TERM OF PLAN

        The Plan shall remain in effect until terminated by the Committee or the Board.

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17      AMENDMENT AND TERMINATION OF THE PLAN

        17.1 The Plan may be amended by the Board in any respect, without the consent of stockholders or Participants. No amendments may materially impair the rights of a Participant, other than as may be provided in Sections 8 and 17.2 of the Plan, without the consent of such Participant, unless required by law.

        17.2 The Plan may be terminated at any time by the Board and the end of all Plan Terms may be accelerated to a date concurrent with such termination.